SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 18, 2007

ARIEL WAY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-50051	65-0983277
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1220
Vienna, VA 22182

(Address of principal executive offices) (Zip Code)

(703) 918-2420

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 14, 2007, Ariel Way, Inc. (the “Company”) declared the liquidation of dbsXmedia, Ltd. completed.

In February, 2007, dbsXmedia, Ltd, the wholly-owned UK subsidiary of dbsXmedia, Inc. which in turn is 60%-owned by the Company, filed for a liquidation of its operations with the United Kingdom Courts. The UK subsidiary’s operation ceased in August 2006.

As of September 14, 2007, the Company had been able to significantly reduce its consolidated debt and liabilities to approximately $1,070,000 from $3,288,087 as of September 30, 2006 and $2,592,990 as of June 30, 2007. This significant reduction is the result of a settlement with Loral Skynet in June, 2007, the liquidation of dbsXmedia, Ltd. (UK), and of the ceasing of the US operation of dbsXmedia, Inc. in April 2006 and resulting liability reductions.

The Management of the Company intends to aggressively continue to attempt to reduce the debt and liabilities of the Company in the very near future with a target of a liability of less than approximately $500,000 before end of this fiscal year ending September 30, 2007. The Management believes this may create alternatives for new financing and the acquisition of new operations to grow the shareholder value.

On September 18, 2007, Ariel Way issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, regarding the liquidation of dbsXmedia, Ltd. and the significantly reduced debt and liabilities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated September 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARIEL WAY, INC.

By:	/s/ Arne Dunhem
Name:	Arne Dunhem
Title:	President and Chief Executive Officer

Date: September 18, 2007